UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 ___________________

FORM 8-K
___________________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 31, 2013
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Nexstar Broadcasting Group, Inc. (Exact Name of Registrant as Specified in its Charter) ___________________
Delaware (State or Other Jurisdiction of Incorporation)	000-50478 (Commission File Number)	23-3083125 (I.R.S. Employer Identification No.)

5215 N. O’Connor Boulevard
Suite 1400
Irving, Texas 75039
(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2013, Nexstar Broadcasting Group, Inc. (the “Company” or “Nexstar”) issued a press release announcing that, effective immediately, it is appointing Thomas O’Brien to the newly created position of Executive Vice President/Digital Media and Chief Revenue Officer of the Company.

Mr. O’Brien, 52, most recently served as President and Managing Partner of Prescient Strategy Group, LLC, from 2012 to 2013. Prior to Prescient, Mr. O’Brien served as Executive Vice President & Chief Revenue Officer for CNBC, from 2010 to 2012, where he was responsible for overall leadership of the TV network, digital, international ad sales and sales marketing teams. Prior to his role at CNBC, from 1997 to 2011, Mr. O’Brien served as President and General Manager in the NBC Television Stations Division, serving the Connecticut, Dallas/Ft. Worth and New York markets. Prior to NBC, Mr. O’Brien served in sales management roles at Viacom Broadcasting.

The initial term of Mr. O’Brien’s employment ends on October 31, 2018, with automatic renewal provided for successive one-year periods, subject to earlier termination under specified circumstances. Under the terms of an employment agreement with us, Mr. O’Brien will receive an annual base salary as set forth below:

Period	Base Salary
From November 1, 2013 through October 31, 2014	$415,000
From November 1, 2014 through October 31, 2015	$425,000
From November 1, 2015 through October 31, 2016	$435,000
From November 1, 2016 through October 31, 2017	$445,000
From November 1, 2017 and thereafter	$455,000

In addition, Mr. O’Brien is eligible to receive a targeted annual bonus of 50% of his annual base salary at the discretion of our Chief Executive Officer, based on Mr. O’Brien’s attainment of goals set by our Chief Executive Officer. In the event of termination upon a change in control or for reasons other than cause, or if Mr. O’Brien resigns for good reason, as defined in the agreement, Mr. O’Brien is eligible to receive his base salary for a period of one year and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

The Company also announced that Marc Montoya, Senior Vice President, Internet Media Sales and Operations, had resigned as an officer of the Company to pursue other opportunities. The resignation was effective October 31, 2013.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of October 29, 2013, between Thomas M. O’Brien and Nexstar Broadcasting Group, Inc.
99.1
Press Release dated November 1, 2013 announcing appointment of Thomas O’Brien as Executive Vice President/Digital Media and Chief Revenue Officer and resignation of Marc Montoya as Senior Vice President, Internet Media Sales and Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

	By:	/s/ Thomas E. Carter
Dated: November 6, 2013	Name:	Thomas E. Carter
	Title:	Chief Financial Officer
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1
Press Release dated November 1, 2013 announcing appointment of Thomas O’Brien as Executive Vice President/Digital Media and Chief Revenue Officer and resignation of Marc Montoya as Senior Vice President, Internet Media Sales and Operations.

10.1	Executive Employment Agreement, dated as of October 29, 2013, between Thomas M. O’Brien and Nexstar Broadcasting Group, Inc.